                                                                    EXHIBIT 10.6

                AGREEMENT TO SHARE TELECOMMUNICATIONS SERVICES

     AGREEMENT TO SHARE TELECOMMUNICATIONS SERVICES, dated as of May 11, 1999, by and between COLUMBIA INFORMATION SERVICES, INC., a Tennessee corporation ("CIS"), which is a wholly-owned subsidiary of Columbia/HCA Healthcare Corporation, a Delaware corporation ("Columbia/HCA") and TRIAD HOSPITALS, INC., a Delaware corporation ("Triad" or "User").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Columbia/HCA has determined to distribute to its stockholders, on a pro rata basis, all of the issued and outstanding shares of common stock of Triad owned by Columbia/HCA (the "Distribution"), all as set forth in that certain Distribution Agreement by and among Columbia/HCA, Triad and LifePoint Hospitals, Inc., a Delaware corporation ("LifePoint") dated as of May 11, 1999 (the "Distribution Agreement"); and

     WHEREAS, CIS has entered into an arrangement with AT&T Corp. ("AT&T") under which CIS purchases Virtual Telecommunications Network Services ("VTNS"), as that term is defined in Tariff F.C.C. No. 12, as defined below (the "VTNS Agreement"); and

     WHEREAS, under the VTNS Agreement, CIS may designate unaffiliated entities as authorized users of VTNS on a shared-use basis at the rates and charges set forth in Tariff F.C.C. No. 12; and

     WHEREAS, CIS desires to designate User as an authorized user under the VTNS Agreement at all of User's locations identified in Exhibit A hereto (the "Locations"), and User desires to be so designated, all on the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, CIS and User agree as follows:

1.   Definitions.
     -----------

(a) Unless otherwise defined in this Agreement, all terms used herein shall have the meanings ascribed to them in Tariff F.C.C. No. 12.

(b) "Tariff F.C.C. No. 12" means the General Regulations and Option 162 of AT&T's Tariff F.C.C. No. 12. A copy of the current version of Option 162 is attached hereto as Exhibit B. CIS will make a copy of the General Regulations available to User on request.

(c) "Annual Commitment" for each Contract Year shall have the meaning set forth in Section 4(b) below.

(d) "Contract Year" means a twelve (12) month period during the term of this Agreement. The first Contract Year will begin immediately following execution of this Agreement by both parties. Each subsequent Contract Year will begin on the first day after the end of the prior Contract Year.

(e) "MAC" means the Minimum Annual Charge applicable to CIS's use of VTNS under Option 162.

(f) The defined terms include the plural as well as the singular. Unless otherwise expressly stated, the words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular section or subsection. The words "include" and "including" shall not be construed as terms of limitation. The words "day," "month" and "year" mean, respectively, calendar day, calendar month and calendar year unless otherwise stated.

2.   Initial Order and Management of Relationship.
     --------------------------------------------

(a) User hereby orders and CIS hereby agrees to direct AT&T to provide VTNS to User, at all of the Locations, subject to the terms and conditions of Tariff F.C.C. No. 12 and this Agreement. User may modify the list of Locations by providing written notice to the AT&T personnel referred to in Section 2(b) below and to CIS in accordance with Section 17 below.

(b) Pursuant to the VTNS Agreement, AT&T will provide provisioning, maintenance and customer care services to User at each Location on the terms and subject to the conditions of the VTNS Agreement. Within thirty (30) days of the date of this Agreement, CIS shall provide User with contact information for the AT&T personnel who will perform such support services for User.

(c) The names of those representatives of User who are authorized to contact AT&T with respect to VTNS are set forth in Exhibit C hereto. User may modify the list of such representatives by providing written notice to the AT&T personnel referred to in Section 2(b) above and to CIS in accordance with Section 17 below. User's representatives are not authorized to place orders, or otherwise act as agents, for CIS in any matters relating to VTNS.

(d) User acknowledges that AT&T may deny or restrict CIS's and/or User's access to VTNS in the event that User does not comply with one or more of the requirements of Tariff F.C.C. No. 12, including, without limitation, requirements relating to the payment of charges.

(e) User acknowledges that CIS with AT&T may review and revise Option 162, and that in the event of a revision of Option 162, the rates and provisions in such revisions will apply.

3.   Billing and Invoices.
     --------------------

(a)  Rates and Charges.
     -----------------

(i) As consideration for CIS's designation of User as an authorized user under Tariff F.C.C. No. 12, User agrees to pay AT&T for VTNS in accordance with the rates and charges set forth in (A) Tariff F.C.C. No. 12, as it may be amended by AT&T from time to time as permitted by law, or (B) in the event that Tariff F.C.C. No. 12 is withdrawn or canceled, the successor documents governing AT&T's provision of VTNS to CIS. (ii) User's share of the Basic Charge under Option 162 shall be calculated based upon the Service Elements installed at User's Locations priced according to the rates set forth in Section 7.164.2.B of Tariff F.C.C. No. 12. User acknowledges that the net effective rates for VTNS will be based upon the aggregate monthly usage of VTNS by CIS, its affiliates and other authorized users. User further acknowledges that, as a result of AT&T's dependence upon aggregate usage by such parties, certain rates billed to User may vary from month to month and that AT&T may occasionally assess a charge to true-up the rates so that they reflect actual usage during any month. User agrees to pay its share of any such true-up charge.

(b)  Discounts, Waivers and Credits.
     ------------------------------

(i) User shall be entitled to participate in the Domestic Volume Pricing Plan set forth in Section 7.164.2.G of Tariff F.C.C. No. 12 (subject to User's acknowledgment in Section 3(a)(ii) above regarding possible fluctuations in the applicable discount levels) and in the waivers set forth in Section 7.164.2.E, H and L of Tariff F.C.C. No. 12.

(c)  Taxes and Surcharges. User acknowledges that the rates set forth in Tariff
     --------------------
F.C.C. No. 12 are exclusive of taxes and surcharges. User agrees to pay all taxes and surcharges (including presubscribed interchange carrier charges and universal service fund assessments) billed to User by AT&T pursuant to Tariff F.C.C. No. 12.

(d)  Billing and Payment. User will be billed for its use of VTNS by AT&T each
     -------------------
month at the address set forth in Section 17 below (or at such other address as User may designate pursuant to that section). Such invoices will be in AT&T's standard format for VTNS billing. User shall pay all charges on each AT&T invoice within thirty (30) days of User's receipt thereof.

(e)  Billing Disputes. User shall attempt in good faith to resolve any billing
     ----------------
disputes with AT&T promptly and shall attempt in good faith to keep CIS fully informed of its efforts to resolve such disputes. At CIS's request, User shall permit CIS to intervene in any such dispute. Such intervention may include, at CIS's sole discretion, the right to pay some or all of the disputed amounts to AT&T, in which event User shall reimburse CIS for such amounts in full within ten (10) days of User's receipt of CIS's written request therefor.

4.   User's Commitment.
     -----------------
(a) User agrees that the Locations will use VTNS through this Agreement and the VTNS Agreement exclusively for all services offered covered by VTNS Option 162 throughout the term of this Agreement.

(b) User's Annual Commitment during each Contract Year (prior to the application of taxes, fees, surcharges or any one-time credits) shall be $706,172 and will be based upon the average of the first two months of 1999 for Users Locations as billed by AT&T, details included in Exhibit D.

(c) In the event that (i) User's Combined Charges for VTNS (as that term is defined in Option 162) during any Contract Year fall short of its Annual Commitment for such period, (ii) CIS's Combined Charges also fall short of its MAC for any annual measurement period under Option 162 that includes a Contract Year in which such a shortfall hereunder occurs, and (iii) CIS is required to pay a charge to AT&T as a result of its failure to meet its MAC, then User shall pay to CIS an amount equal to the difference between User's Annual Commitment for such period and the actual combined charges paid by User for VTNS (exclusive of taxes, fees, surcharges or any one-time credits) for such period.

(d) The parties agree that, if User experiences a business downturn or divests itself of a subsidiary or affiliate, and, 1) AT&T agrees to reduce CIS's MAC as consequence of such downturn or divestiture by User, then User's Annual Commitment for the remainder of the term of this Agreement will be reduced by the same amount as CIS's MAC is reduced; provided, however, that nothing herein shall be deemed to require CIS to agree to any changes in its arrangements with AT&T in order to secure AT&T's agreement to reduce the MAC, or 2) if User divested subsidiary(s) or affiliate(s) executes a similar shared services agreement with CIS, CIS agrees to reduce, through an amendment, User's Annual Commitment for the remainder of the term of this agreement, using the most recently available annual billing for that subsidiary(s) or affiliate(s) to calculate the reduction in Annual Commitment for the remainder of the term of this agreement.

5.   Access to User Location.  User shall provide AT&T with such access to the
     -----------------------
Locations as is necessary for AT&T to provide VTNS to User at each such Location. User may require any AT&T personnel seeking such access to abide by User's reasonable security requirements at each such Location.

6.   Unauthorized Use.
     ----------------

(a) User shall use its best efforts to prevent any unauthorized use of VTNS by its employees, affiliates and third parties. In any event, User shall be solely responsible for and shall indemnify CIS for and hold CIS harmless from all expenses, charges and costs arising out of any such unauthorized use.

(b) User shall promptly notify AT&T of any suspected abusive or unauthorized use of VTNS, including, without limitation, notifying AT&T that a calling card has been lost, stolen or compromised or is being used fraudulently or without authorization. User shall require the surrender of a calling card upon the termination or other departure of any calling card holder or upon the revocation of calling card holder status. All notifications to AT&T shall be made as directed by CIS.

(c) User shall make a contact available at each Location seven (7) days a week, twenty-four (24) hours a day for receipt of notification from AT&T of suspected unauthorized use of VTNS. User shall notify AT&T in writing of that contact, including the phone, fax and pager numbers of such contact and may from time to time designate another person to act as the contact or change a phone, fax or pager number of a contact, by providing written notice to AT&T.

7.   Term.  The term of this Agreement shall begin on the date hereof and shall
     ----
continue through January 9, 2002, unless earlier terminated pursuant to Section 8 of this Agreement, in which event this Agreement shall terminate upon the effective date of termination, as described in Section 8, or extended by mutual agreement of the parties. This agreement will automatically renew for consecutive three-year terms unless notice of non-renewal is provided 12 months prior to expiration of initial term or renewal term.

8.   Default and Termination.
     -----------------------

(a) Subject to the notice and cure provisions set out below, User may terminate this Agreement without liability in the event of a default by either CIS or AT&T. CIS shall be in default of this Agreement if (i) CIS fails to perform or comply with or violates any material term, condition or obligation of this Agreement or (ii) any material representation, warranty or statement made by CIS in this Agreement shall have been false or misleading in any material respect when made. User's right to terminate the Agreement under this Section 8(a) shall apply only on thirty (30) days' advance written notice to CIS and only if CIS has failed to cure the default within such notice period.

(b) In the event that (i) User terminates this Agreement other than for CIS's default under Subsection (a), (ii) CIS's Combined Charges fall short of its MAC for any annual measurement period under Option 162 during which such termination occurs, and (iii) CIS is required to pay a charge to AT&T as a result of its failure to meet its MAC, then User shall pay to CIS an amount (which User agrees is reasonable) equal to the unpaid portion of its remaining Annual Commitment(s) as of the effective date of termination (the "Early Termination Charge").

(c) Subject to the notice and cure provisions set out below, CIS may terminate this Agreement without liability and require AT&T to discontinue the VTNS provided to User in the event of a default by User under this Agreement or the termination for any reason of the VTNS Agreement between CIS and AT&T. User shall be in default of this Agreement if (i) User fails to perform or comply with or violates any material term, condition or obligation of this Agreement;
(ii) any material representation, warranty or statement made by User in this Agreement shall have been false or misleading in any material respect when made;
(iii) User's
payment of any AT&T invoice is past due (in whole or in part); or (iv) AT&T asserts that CIS is in breach of the VTNS Agreement because of an act or omission of User in connection with User's receipt or use of VTNS. CIS's rights to terminate pursuant to clauses (i), (ii) and (iii) above shall apply only on thirty (30) days' advance written notice and only if User has failed to cure the default within such notice period; provided, however, that in the event of a default under clause (iii) above, only two notices shall be required during the term of this Agreement and following two occurrences of an event of default described in clause (iii) and the giving of notices in each of those instances, it shall thereafter be an event of default immediately upon occurrence of the event described in clause (iii) above and no notice or cure period shall apply. The notice and cure period applicable to any default under clause (iv) above shall be as specified in Tariff F.C.C. No. 12, and any cure by User must be satisfactory to AT&T. In the event that CIS terminates this Agreement as a result of User's default as described in clause (i), (ii), (iii) or (iv) of the preceding sentence, User shall pay CIS the Early Termination Charge.

9.   Limitation of Liability.
     -----------------------

(a) User agrees that CIS's sole responsibility under this Agreement is to require AT&T to bill User in accordance with the terms and conditions of this Agreement for VTNS, which services will be provided to User by AT&T and not by CIS. User acknowledges that CIS has no responsibility to User and agrees that CIS shall not be in default of this Agreement if AT&T ceases to provide VTNS to User or if AT&T provides VTNS in a manner that is not acceptable to User.

(b) User further agrees that CIS shall have no liability whatsoever for delayed installation or repair of VTNS or for interruptions in VTNS. Notwithstanding the foregoing, CIS will instruct AT&T to apply to User's invoices any delay or interruption credits to which CIS is entitled under Option 162 for delays, service outages or other problems experienced by User at User's installation sites.

(c) CIS shall not be liable for any lost profits or incidental, special or consequential damages, or any other similar damages arising out of any claim of breach of this Agreement. User agrees that in no event shall CIS's liability under this Agreement exceed an amount equal to one (1) month's payments by User for VTNS, based upon the average of the monthly payments made by User for VTNS during the six (6) months preceding the month in which the event that gave rise to such claim of breach occurred.

10.  Acknowledgements, Representations and Warrants.
     ----------------------------------------------

(a) Each of CIS and User represents and warrants that it has the requisite authority to enter into this Agreement.

(b) Each of CIS and User represents and warrants that it is in compliance with and will, for the duration of this Agreement, continue to comply with all foreign and domestic laws, statutes, ordinances, rules, regulations and orders applicable and material to the sharing and use of VTNS.

(c) User acknowledges that its execution of this Agreement in no way affects any obligations that User may have to AT&T under any other contracts, and User represents and warrants that it will fulfill its contractual obligations (if any) to AT&T under any such other contracts.

11.  Disclaimer of Warranties.  EXCEPT AS SET FORTH HEREIN, THERE ARE NO
     ------------------------
WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO ANY GOODS OR SERVICES PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12.  Confidentiality Obligations.
     ---------------------------

(a) During the term of this Agreement and for a period of three (3) years from the date of the expiration or termination of the VTNS Agreement (including all extensions thereto), each party agrees to maintain in strict confidence all Confidential Information (as defined below) of the other party, including, without limitation, preventing the disclosure of such Confidential Information to any competitor of the other party (known to be such after reasonable inquiry). No party shall, without obtaining the prior written consent of the other party hereto, use such other party's Confidential Information for any purpose other than for performance of its duties and obligations under this Agreement and the provision of other services to such party. User agrees to protect any Confidential Information of AT&T to which it may gain access in the course of receiving VTNS under this Agreement.

(b) For purposes of this Section 12, "Confidential Information" means all nonpublic information (i) with respect to the business, service or equipment of CIS, AT&T, or any third party that may be doing business with either CIS or AT&T, that may be obtained by User from any source in the course of receiving VTNS under this Agreement ("CIS Confidential Information") and (ii) with respect to the business, service or equipment of User, or any third party that may be doing business with User, that may be obtained by CIS in connection with directing AT&T to provide VTNS to User under this Agreement ("User Confidential Information"). The terms of this Agreement and discussions, negotiations and proposals related directly thereto shall be both CIS Confidential Information and User Confidential Information.

(c) "Confidential Information" shall not include information that (i) is already known by the receiving party at the time it is obtained by such party, free from any obligation to keep such information confidential, (ii) is or becomes publicly known through no wrongful act of the receiving party, (iii) is rightfully received by the receiving party from a third party without restriction and without breach of this Agreement or (iv) is independently developed by the receiving party without using any Confidential Information of the other party.

(d) The parties agree that, upon the request of a party having proprietary rights to Confidential Information, the party in possession of such information shall promptly return it (including any copies, extracts, descriptions and summaries thereof) to the requesting party or, with the requesting party's prior written consent, shall promptly destroy it (and any copies, extracts, descriptions and summaries thereof) and shall further provide the requesting party with written certification of same.

13.    Indemnification.
       ---------------

(a) User shall indemnify, defend and hold harmless CIS against, and shall promptly reimburse CIS from and against, any and all Losses (as defined below) associated with any of the following:

(i) a claim or action against CIS, AT&T or any director, officer, employee or assignee of either CIS or AT&T for the actual or alleged infringement of any patent, copyright, trademark, trade secret or similar intellectual property right that arises from (A) User's unauthorized modification or use of VTNS; (B) User's combination or use of VTNS with services, software or equipment where AT&T did not provide, authorize, require or direct such combination or use or where AT&T did not certify the compatibility of such service, equipment or software with VTNS; (C) the reproduction, distribution or transmission of User-supplied information or other content, except to the extent that the Loss arises from negligence on the part of AT&T or CIS or (D) AT&T's compliance with User's specifications, designs or instructions unless AT&T knew that such compliance could result in a claim or action. CIS and User shall give each other prompt written notice of any such claim;

(ii) (A) any material inaccuracy in any representation or warranty of User contained in this Agreement; (B) any damage to tangible real or tangible personal property (including damage to the property of CIS or User) or the environment or (C) any injury to or death of any person (including, without limitation, injury to or death of CIS's or User's respective subcontractors or employees) associated with the services provided pursuant to this Agreement; and

(iii) any claim or action against CIS for breach of the VTNS Agreement or Tariff F.C.C. No. 12.

(b) For purposes of this Section 13, "Losses" means all liabilities (including royalties and license fees), losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and related expenses) arising or resulting from any of the events set forth in Section 13(a) above to the extent that such Loss was proximately caused by any act or omission by User, its affiliate, agent, employee or subcontractor in connection with the use of VTNS.

14.    Advertising and Publicity.  User shall not make public reference to the
       -------------------------
existence or terms of this Agreement without the prior written approval of CIS. This prohibition includes use of CIS's name, trademarks, service marks, logos or any other reference to CIS, directly or indirectly, in any advertising, sales presentation, news release, release to any professional or trade publication or for any other purpose.

15.    Detariffing.  If, during the term of this Agreement, AT&T cancels or
       -----------
withdraws any portion of Tariff F.C.C. No. 12 applicable to AT&T's provision of VTNS to CIS as authorized or required by any statute, rule, regulation or order of a governmental body of competent jurisdiction, then all references herein to Tariff F.C.C. No. 12 shall mean the successor document or documents governing the provision of VTNS to CIS.

16.   Governing Law.  This Agreement shall be deemed to be made in and in all
      -------------
respects shall be interpreted, construed and governed by and in accordance with the law of the State of Tennessee without regard to the conflict of law principles thereof.

17.   Notices.  All notices or other communications required or permitted under
      -------
this Agreement shall be in writing and sufficient if sent by nationally recognized overnight courier (for next business day delivery), facsimile transfer device or certified mail, return receipt requested, to the following addresses:
if to CIS, to:

                             Columbia Information Systems, Inc.
                             2555 Park Plaza
                             P.O. Box 270
                             Nashville, TN  37203
                             Phone:   (615) 344-9551
                             ATTN:  Vice President - IT Operations
                                  & Communications

if to User, to:

                             Triad Hospitals, Inc.
                             13445 Noel Road, 20/th/ Floor
                             Dallas, Texas 75240
                             Telecopy:      (972) 663-3945
                             Attention: Mr. James D. Shelton
                                        Chairman, President and Chief
                                          Executive Officer
in each case, with a copy to:

                             Dewey Ballantine LLP
                             1301 Avenue of the Americas
                             New York, New York 10019-6092
                             Telecopy: (212) 259-6333
                             Attention:  Morton A. Pierce, Esq.

Any party may change the person and address to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

18.  Entire Agreement; Amendment.  This Agreement, together with the exhibits
     ---------------------------
hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the matters addressed herein, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement or in the exhibits or other documents delivered pursuant hereto. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by CIS and User. Nothing herein is intended to diminish any of the rights or obligations of either party pursuant to the Distribution Agreement or pursuant to any of the Ancillary Agreements (as defined in the Distribution Agreement).

19.  Consent to Jurisdiction.  CIS and User each hereby expressly (a) submits
     -----------------------
and consents in advance to the jurisdiction of any Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee with respect to any actions or proceedings arising out of or relating to this Agreement, (b) waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens, (c) agrees that all claims with respect to such actions or proceedings may be heard and determined in any Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

20.  Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY
     --------------------
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

21.  Headings.  The section headings contained in this Agreement are inserted
     --------
for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

22.  Rights Cumulative; Waiver.  All rights and remedies conferred under this
     -------------------------
Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. The failure by either party to enforce any term shall not be deemed to be a waiver of future enforcement of that or any other term of this Agreement.

23.  Counterparts.  This Agreement may be executed in any number of separate
     ------------
counterparts, each of which shall be deemed to constitute an original, but which together shall constitute one and the same instrument.

24.  Severability.  In the event that any provision hereof is prohibited or
     ------------
unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or unenforceability of such provision in any other jurisdiction.

25.  Assignment.  Neither this Agreement nor any of the rights, licenses, or
     ----------
duties set forth herein, of User hereunder may be assigned by User without the prior written consent of CIS. This Agreement shall be binding upon, insure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to Share Telecommunications Services to be executed by their duly authorized representatives as of the day and date first referenced above.


                          COLUMBIA INFORMATION SYSTEMS, INC.


                          By:  /s/  Noel Williams
                             --------------------
                          Name:  Noel Williams
                          Title:  President


                          TRIAD HOSPITALS, INC.


                          By:  /s/  Donald P. Fay
                             --------------------
                          Name:  Donald P. Fay
                          Title:  Executive Vice President, General Counsel and
                                   Secretary